Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Omnibus Incentive Plan of Skillsoft Corp. of our report dated April 14, 2023, with respect to the consolidated financial statements of Skillsoft Corp., Software Luxembourg Holding S.A., and Pointwell Limited included in Skillsoft Corp.’s Annual Report (Form 10-K) for the year ended January 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 14, 2023